Exhibit 10.57

CHICO’S FAS, INC.
2020 OMNIBUS STOCK AND INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
EMPLOYEE
This Restricted Stock Agreement (this “Restricted Stock Agreement”) is effective as of the Grant/Award Date indicated on the Appendix hereto (the “Grant Date”), and is entered into between Chico’s FAS, Inc., a Florida corporation (the “Company”), and the Participant named in the Appendix hereto (the “Employee”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Company’s 2020 Omnibus Stock and Incentive Plan, as amended from time to time (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Restricted Stock Agreement. All references to specified paragraphs pertain to paragraphs of this Restricted Stock Agreement unless otherwise specifically provided. The Human Resources, Compensation and Benefits Committee of the Board of Directors of the Company (the “Committee”) or its delegee approved this Restricted Stock grant pursuant to the Plan, provided that the Employee continues to be employed as an employee of the Company on the Grant Date.
In consideration of the mutual promises set forth below, the parties hereto agree as follows:
1.Grant of Restricted Stock. The Company hereby grants to the Employee all right, title and interest in the record and beneficial ownership of the number of shares of common stock, $.01 par value per share, of the Company (“Common Stock”) indicated on the Appendix hereto subject to the provisions of this Restricted Stock Agreement (the “Restricted Stock”). The Restricted Stock is granted pursuant to the Plan and is subject to the provisions of the Plan, as well as the provisions of this Restricted Stock Agreement. The Employee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Restricted Stock Agreement. To the extent the terms of the Plan and this Restricted Stock Agreement are in conflict, the terms of the Plan shall govern.
2.No Transfer of Nonvested Shares. During the period that any shares of Restricted Stock are nonvested under this Restricted Stock Agreement, such nonvested shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will, the laws of descent and distribution, by qualified domestic relations order or as expressly provided in Paragraph 3 or pursuant to a beneficiary designation made under the Plan. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the Employee.
3.Custody of Restricted Stock. The shares of Restricted Stock will be issued in the name of the Employee and delivered electronically to the Plan Administrator as escrow agent (the “Escrow Agent”), and will not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered unless and until the expiration of the applicable Restriction Period set forth in Paragraph 5 or the occurrence of any of the events contemplated by Paragraphs 6 or 7.

Notwithstanding the foregoing, while such restrictions remain in effect, the Employee may transfer the shares of Restricted Stock to a trust created by such Employee for the benefit of the Employee and the Employee’s family as part of the Employee’s estate planning program, provided that prior to any such transfer, (a) the Employee must submit to the Company a legal opinion of the Employee’s counsel, satisfactory to the Committee, or its delegee, that the transfer to such trust and the holdings of the shares of Restricted Stock by such trust shall have no adverse tax or securities law consequences for the Company and (b) the trust must execute and deliver to the Company a joinder to this Restricted Stock Agreement, satisfactory to the Committee, or its delegee, which shall, among other things, acknowledge the terms of the grant of the Restricted Stock and the restrictions on transfer of the shares of Restricted Stock imposed and established pursuant to the terms of this Restricted Stock Agreement and the Plan, and the trust must continue the deposit of the shares of Restricted Stock with the Escrow Agent and deposit with the Escrow Agent a stock power endorsed in blank by the trustee on behalf of the trust. The Company may instruct the transfer agent for its Common Stock to reflect in its records the restrictions on transfer set forth in this Restricted Stock Agreement and the Plan. No shares of Restricted Stock will be delivered by the Escrow Agent to the Employee as provided in Paragraph 9 unless and until the shares of Restricted Stock have vested and all other terms and conditions in this Restricted Stock Agreement and the Plan have been satisfied.
4.Risk of Forfeiture. Subject to Paragraphs 6 and 7, upon termination of employment (as defined in Paragraph 8) prior to the last day of a Restriction Period, the Employee shall forfeit the Restricted Stock that would otherwise have vested at the end of said Restriction Period. The Employee hereby appoints the Escrow Agent with full power of substitution, as the Employee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee, to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to electronically transfer such nonvested shares of Restricted Stock to the Company upon such forfeiture.
5.Vesting Dates. Subject to the forfeiture and accelerated vesting provisions in Paragraphs 4, 6 and 7, the restrictions applicable to the Restricted Stock will lapse in accordance with the following Restriction Periods, as shown in the Vesting Schedule indicated on the Appendix hereto: [For other than Key Contributors include: (i) the restrictions as to 50% of the Restricted Stock will lapse on the first anniversary of the Grant Date; (ii) the restrictions as to an additional 30% of the Restricted Stock will lapse on the second anniversary of the Grant Date; and (iii) the restrictions as to the remaining 20% of the Restricted Stock will lapse on the third anniversary of the Grant Date] [For Key Contributors include: (i) the restrictions as to one-third of the Restricted Stock will lapse on the first anniversary of the Grant Date; (ii) the restrictions as to an additional one-third of the Restricted Stock will lapse on the second anniversary of the Grant Date; and (iii) the restrictions as to the remaining one-third of the Restricted Stock will lapse on the third anniversary of the Grant Date]. The restrictions applicable to the Restricted Stock will lapse only in whole share increments, with any fractional shares being combined and included with the third tranche if the combined fractional shares equal one (1) share but included one (1) share each with the second tranche and third tranche if the combined fractional shares equal two (2) shares. Each date that a lapse of the restrictions occurs is referred to hereinafter as a “Vesting Date”.
6.Termination of Employment. The Employee’s voluntary or involuntary termination of employment (as determined under Paragraph 8) shall affect the Employee’s rights under this Restricted Stock Agreement as follows:
a.Voluntary Termination or Termination for Cause. If, other than as specified below, the Employee voluntarily terminates employment with the Company or the Employee’s employment is terminated by the Company (or shareholders, if applicable) for Cause prior to the last day of a Restriction Period, then the Employee shall forfeit all nonvested Restricted Stock. For purposes of this Restricted Stock Agreement, “Cause” shall mean:
(i)    If the Employee has an Employment Agreement (as defined in Paragraph 27(b)) in effect on the Grant Date that defines Cause, Cause as defined in the Employment Agreement; or
(ii)    If the Employee does not have an Employment Agreement in effect on the Grant Date or such Employment Agreement does not define Cause, the Employee’s engaging in any of the following conduct:
(i)Conduct resulting in a conviction of, or entering a plea of no contest to, any felony;
(ii)Conduct resulting in a conviction of, or entering a plea of no contest to, any crime related to employment, but specifically excluding traffic offenses;
(iii)Continued neglect, gross negligence, or willful misconduct by the Employee in the performance of the Employee’s duties, which has a material adverse effect on the Company or its subsidiaries;
(iv)Willful failure to take actions permitted by law and necessary to implement the policies of the Company or its subsidiaries as such policies have been communicated to the Employee;
(v)Material breach of the terms of this Restricted Stock Agreement, including but not limited to Paragraphs 13 through 18 herein; or
(vi)Drug or alcohol abuse to the extent that such abuse has an obvious and material adverse effect on the Company or its subsidiaries or upon the Employee’s ability to perform his or her duties and responsibilities.
b.Involuntary Termination without Cause. Unless Paragraph 7(b) applies, if the Employee’s employment is terminated by the Company without Cause prior to the last day of a Restriction Period, then the Employee shall forfeit all nonvested Restricted Stock under this Restricted Stock Agreement.

7.Death or Disability, or Change in Control. The Employee’s death or Disability, or a Change in Control, shall affect the Employee’s rights under this Restricted Stock Agreement as follows:
a.Death or Disability. If the Employee’s employment by the Company is terminated by death or due to a Disability prior to the last day of a Restriction Period, then all nonvested Restricted Stock shall fully vest and all restrictions (other than those described in Paragraph 12) applicable to such Restricted Stock shall terminate. For purposes of this Restricted Stock Agreement, Disability shall mean that the Employee was approved for a disability benefit under the Company’s long-term disability plan. If the Employee is not then covered by the Company’s disability insurance program, the Employee’s Disability status shall be determined using the same criteria and by the same persons as provided in the Company’s disability insurance program, in consultation with the Committee as needed.
b.Change in Control. If a Change in Control shall occur prior to the last day of a Restriction Period, then all nonvested Restricted Stock shall fully vest, all restrictions (other than those described in Paragraph 12) applicable to such Restricted Stock shall terminate and the Company shall release from escrow or trust and shall deliver to the Employee all shares of the Restricted Stock, as provided in Paragraph 9, but only if either: (i) the successor company does not assume, convert, continue, or otherwise replace the Restricted Stock on proportionate and equitable terms or (ii) if the successor company does assume, convert, continue, or otherwise replace the Restricted Stock on proportionate and equitable terms and the Employee is terminated without Cause on or within twenty-four (24) months after the Change in Control.
8.Definition of Employment and Termination Date. For purposes of this Restricted Stock Agreement, “employment” means employment by the Company or any subsidiary (as “subsidiary” is defined under the Plan). “Termination Date” means the date upon which the Employee is separated from employment, whether voluntary or involuntary. Neither the transfer of the Employee from employment by the Company to employment by a subsidiary, nor the transfer of the Employee from employment by a subsidiary to employment by the Company, nor the transfer of the Employee from employment by one subsidiary to employment by another subsidiary shall be deemed to be a termination of employment of the Employee. Furthermore, in no event shall employment be deemed terminated under this Restricted Stock Agreement unless and until the Employee’s employment by the Company, to the extent applicable, and each of its subsidiaries, to the extent applicable, is terminated such that the Employee is no longer employed by the Company or any of its subsidiaries. Moreover, the employment of the Employee shall not be deemed to have been terminated because of absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active employment granted by the Company or a subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Employee returns to active employment within ninety (90) days after the termination of military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement. The Committee’s (or its delegee’s) determination in good faith regarding whether a termination of employment or service of any type or Disability has occurred shall be conclusive and determinative.

9.Issuance and Delivery of Shares; Ownership Rights.
a. Issuance and Delivery of Shares. Once vested, the shares of vested Restricted Stock will be delivered to the Employee via electronic delivery to the Employee’s account with the Company’s stock plan administrator and will be freely transferable by the Employee. The Committee may change the procedure for issuance and delivery of shares of vested Restricted Stock at any time. Notwithstanding any other provision of this Restricted Stock Agreement, the issuance and delivery of the shares of Common Stock under this Paragraph 9 shall be subject to the requirements of Paragraph 12, including restrictions on transfer as provided therein to the extent applicable.
b.Ownership Rights and Stock Dividends. During the Restriction Period, the Employee may exercise full voting rights with respect to the Restricted Stock. Subject to Paragraph 12, during the Restriction Period, all dividends and other distributions with respect to the Restricted Stock that are paid in Common Stock or other securities of the Company shall be (i) issued in the name of the Employee and delivered electronically to the Escrow Agent, (ii) subject to the same restrictions on transferability, forfeiture, vesting, and withholding provisions as the Restricted Stock with respect to which they were paid and (iii) delivered via electronic delivery to the Employee’s account with the Company’s stock plan administrator and become freely transferable by the Employee when and only to the extent the underlying shares of Restricted Stock have vested.
c.Cash Dividends. During the Restriction Period, if the Employee is employed on the record date for any cash dividends declared on the Common Stock, such cash dividends payable with respect to the Restricted Stock (the “Cash Dividends”) shall be accumulated and held by the Company until payable or forfeited pursuant hereto. No interest shall accrue on the Cash Dividends or otherwise be paid for the holding period. The Cash Dividends shall be subject to the same restrictions on transferability, forfeiture, vesting, and withholding provisions as the Restricted Stock with respect to which they were paid. Payment of the Cash Dividends shall be made on the applicable Vesting Date in Paragraph 5 (determined using the same rounding provisions as provided in Paragraph 5), subject to accelerated vesting or forfeiture and accelerated earlier payment (to the extent vested) upon a Termination Date that occurs before a Vesting Date in the event vesting of the Restricted Stock is accelerated under Paragraph 7.
d.Limits on Obligations. No interest shall accrue or otherwise be due in the event the Company delays the payment of the Cash Dividends beyond the holding period for administrative reasons. Any delay shall be in accordance with the requirements of Paragraph 23. However, the Company shall not be liable to the Employee or any successor in interest for damages relating to any delays in issuing or delivering the shares via electronic delivery or in payment of Cash Dividends to the Employee or any successor in interest, or any mistakes or errors in the issuance or delivery of the shares or in payment or delivery of shares or cash amounts payable under this Restricted Stock Agreement.
10.Reorganization of Company and Subsidiaries. The existence of this Restricted Stock Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
11.Adjustment of Shares. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, reverse stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (each a “Recapitalization Event”), then for all purposes references herein to Common Stock or to Restricted Stock shall mean and include all securities or other property (other than cash) that holders of Common Stock of the Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Stock.
12.Certain Restrictions. By accepting the Restricted Stock, the Employee agrees that if at the time of delivery of the shares of Restricted Stock issued hereunder any sale of such shares is not covered by an effective registration statement filed under the Securities Act of 1933 (the “Act”), the Employee will acquire the Restricted Stock for the Employee’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition the Employee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or with this Restricted Stock Agreement.
13.Confidential Information.
a.Nondisclosure and Non-use. By accepting the Restricted Stock, the Employee covenants and agrees that both during the Employee’s employment with the Company and thereafter, the Employee (i) shall exercise the utmost diligence to protect and safeguard the Confidential Information of the Company and its Affiliates; (ii) shall not disclose to any third party any Confidential Information, except as may be required by the Company in the course of the Employee’s employment or by law; and (iii) shall not use, directly or indirectly, for the Employee’s own benefit or for the benefit of another, any Confidential Information. The Employee acknowledges that Confidential Information has been and will be developed and acquired by the Company and its Affiliates by means of substantial expense and effort, that the Confidential Information is a valuable proprietary asset of the Company’s and its Affiliates’ business, and that its disclosure would cause substantial and irreparable injury to the Company’s and its Affiliates’ business. For purposes of this Restricted Stock Agreement, “Affiliate” shall mean any entity controlling, controlled by, or under common control of, the Company.
b.Definition of Confidential Information. For purposes of this Restricted Stock Agreement, “Confidential Information” means all information of a confidential or proprietary nature, whether or not specifically labeled or identified as “confidential,” in any form or medium, that is or was disclosed to, or developed or learned by, the Employee in connection with the Employee’s past, present or future employment with the Company and that relates to the business, products, services, research or development of any of the Company or its Affiliates or their suppliers, distributors or customers. Confidential Information includes, but is not limited to, the following: (i) internal business information (including, but not limited to, information relating to strategic plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures, accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, any of the Company’s, or any of its Affiliates’, suppliers, distributors and customers and their confidential information; (iii) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (v) other information or thing that has economic value, actual or potential, from not being generally known to or not being readily ascertainable by proper means by other persons. Nothing in this Restricted Stock Agreement prohibits the Employee from reporting an event that the Employee reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency (such as the Securities and Exchange Commission, Equal Employment Opportunity Commission, or Department of Labor), or from cooperating in an investigation conducted by such government agency. The Employee is hereby provided notice that under the 2016 Defend Trade Secrets Act (DTSA): (1) no individual will be held criminally or civilly liable under federal or state trade secret law for disclosure of a trade secret (as defined under the DTSA) that: (A) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and, (2) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.
c.Not Confidential Information. Confidential Information shall not include information that the Employee can demonstrate: (i) is publicly known through no wrongful act or breach of obligation of confidentiality; (ii) was rightfully received by the Employee from a third party without a breach of any obligation of confidentiality by such third party; or (iii) was known to the Employee on a non-confidential basis prior to the Employee’s employment with the Company.
d.Presumption of Confidentiality. In any judicial proceeding, it will be presumed that the Confidential Information constitutes protectable trade secrets and the Employee will bear the burden of proving that any Confidential Information is publicly or rightfully known by the Employee.
e.Return of Confidential Information and Materials. The Employee agrees to return to the Company either before or immediately upon the termination of the Employee’s employment with the Company any and all information, materials or equipment which constitutes, contains, or in any way relates to the Confidential Information and any other document, equipment or materials of any kind relating in any way to the business of the

Company in the possession, custody or control of the Employee which was obtained by the Employee during the course of or as a result of the Employee’s employment with the Company whether confidential or not, including, but without limitation, any copies thereof which may have been made by or for the Employee. The Employee shall also provide the Company, if requested to do so, the name of the new employer of the Employee and the Company shall have the right to advise any subsequent employer of the Employee’s obligations hereunder.
14.Non-Competition. By accepting the Restricted Stock, the Employee covenants and agrees that during the term of the Employee’s employment with the Company and for a twelve (12) month period [six (6) month period for Vice Presidents and below] [twenty-four (24) month period in the case of the Chief Executive Officer] immediately after the Termination Date (the “Restricted Period”), the Employee will not, directly or indirectly, perform any job, task, function, skill, or responsibility for a Competing Business that the Employee has provided for the Company (and/or its Affiliates) within the twelve (12) month period immediately preceding the Termination Date within the Restricted Territory. For purposes of this Restricted Stock Agreement, a “Competing Business” shall mean any direct competitor of the Company which, in general, means a specialty retailer of: (i) better women’s intimate apparel, sleepwear and bath and body products; or (ii) better women’s apparel whose target customers are 35 years of age or older and have an annual household income of $75,000 or more. Competing Business includes, but is not limited to: The J. Jill Group, Inc., L Brands, Inc., Soft Surroundings Holdings, LLC, The Talbots, Inc., GAP, Inc., Victoria’s Secret Stores, Inc., and Ascena Retail Group, Inc. For purposes of this Restricted Stock Agreement, the “Restricted Territory” means where the Company’s products are marketed as of the Termination Date.
This covenant on the part of the Employee shall be construed as an agreement independent of any other provision of this Restricted Stock Agreement; and the existence of any claim or cause of action of the Employee against the Company, whether predicated on this Restricted Stock Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of this covenant. The Employee expressly agrees that the restrictions of this Paragraph 14 will not prevent the Employee from otherwise obtaining gainful employment upon termination of the Employee’s employment with the Company as of the Termination Date and acknowledges that these restrictions are reasonable consideration for the grant of the Restricted Stock hereunder.
15.Non-solicitation of Customers, Suppliers, and Business Associates. By accepting the Restricted Stock, the Employee agrees that for a period of two (2) years after the Termination Date, the Employee shall not directly or indirectly induce, solicit or encourage any customer, supplier or other business associate of the Company or an Affiliate to terminate or alter its relationship with the Company or Affiliate, or introduce, offer or sell to or for any customer or business associate, any products or services that compete with a Company product, service, marketing item, or other item which presently exists, or which was under development or active consideration during the Employee’s employment with the Company.
16.Non-solicitation of Employees. By accepting the Restricted Stock, the Employee agrees that for a period of two (2) years after the Termination Date, the Employee shall not, directly or indirectly, induce, solicit or encourage any employee of the Company or its Affiliates to terminate or alter his or her relationship with the Company or its Affiliates.

17.Non-Disparagement. By accepting the Restricted Stock, the Employee covenants and agrees that both during the Employee’s employment with the Company and thereafter, the Employee shall not, directly or indirectly, disparage the Company, or its successors, corporate affiliates, assigns, officers, directors, shareholders, attorneys, employees, agents, trustees, representatives, or insurers. Such prohibited disparagement shall include communicating or disclosing any information or communications to anyone or any entity which is intended to or has the effect of having any negative impact on the Company, its business or reputation in the marketplace or otherwise.
18.Reasonable Cooperation. By accepting the Restricted Stock, the Employee acknowledges and agrees that, during the course of the Employee’s employment with the Company, the Employee will be involved in, and may have information or knowledge of, business matters that may become the subject of legal action, including threatened litigation, investigations, administrative proceedings, hearings or disputes. As such, upon reasonable notice, both during the Employee’s employment with the Company and thereafter, the Employee agrees to cooperate fully with any investigation into, defense or prosecution of, or other involvement in, claims to which the Employee has personal and relevant knowledge that are or may be made by or against the Company. This agreement to cooperate includes talking to or meeting with such persons at times and in such places as the Company and the Employee reasonably agree to, as well as giving truthful evidence and truthful testimony. The Company shall reimburse the Employee for reasonable out-of-pocket expenses actually incurred in connection with such assistance. The Employee also promises to notify the Company within five (5) days if the Employee is subpoenaed or contacted by a third party seeking information about Company activities.
19.Noncompliance Reporting. By accepting the Restricted Stock, the Employee agrees that if, at any time, the Employee learns of information suggesting conduct by an officer or employee of the Company (including of the Company’s subsidiaries) or a member of the Company’s Board of Directors that is unlawful, unethical, or constitutes a material violation of any Company policy, regardless of the source of such information, the Employee will report promptly such information to the Company through any of the Company’s internal mechanisms available for the reporting of such conduct such as, for instance, the Company’s Ethics and Compliance Hotline. Nothing in this Restricted Stock Agreement is intended to or will be used in any way to limit the Employee’s rights to communicate with a government agency, as provided for, protected under or warranted by applicable law.
20.Amendment and Termination. No amendment or termination of this Restricted Stock Agreement which would materially impair the rights of the Employee shall be made by the Board of Directors, the Committee, its delegee or the Plan Administrator at any time without the written consent of the Employee. No amendment or termination of the Plan will materially adversely affect the right, title and interest of the Employee under this Restricted Stock Agreement or to the Restricted Stock granted hereunder without the written consent of the Employee.

21.No Guarantee of Employment. This Restricted Stock Agreement shall not confer upon the Employee any right with respect to continuance of employment or other service with the Company or any subsidiary, nor shall it interfere in any way with any right the Company or any subsidiary would otherwise have to terminate such Employee’s employment or other service at any time.
22.Withholding of Taxes. The Company shall have the right to (i) make deductions from the number of shares of Restricted Stock otherwise deliverable upon satisfaction of the conditions precedent under this Restricted Stock Agreement, and deductions from cash amounts payable under this Restricted Stock Agreement, in an amount sufficient to satisfy any withholding of any U.S. or Canadian federal, state, or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations, provided, in any event, the Company shall withhold only the minimum amount necessary to satisfy applicable statutory withholding requirements, unless the Employee has elected to have an additional amount (up to the maximum allowed by law).
23.Other Tax Provisions.
a.Exemption from Code Section 409A. The benefits under this Restricted Stock Agreement are intended to be exempt from Code Section 409A either as restricted stock or as a short-term deferral and all provisions of this Restricted Stock Agreement shall be interpreted in a manner to maintain such exemptions. To that end, subject to any delays allowed under Code Section 409A applicable to short-term deferrals, Cash Dividends shall be paid in all events within two and one-half (2½) months after the end of the later of the tax year (of the Employee, which is usually the calendar year) or the fiscal year (of the Company or subsidiary to which the Employee provides services) during which the Cash Dividends are no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A.
b.No Guarantee of Tax Consequences. Neither the Company nor any affiliate nor any successor nor the Plan Administrator nor the Committee nor any delegee makes any commitment or guarantee that any federal or state or other tax treatment will apply or be available to any person eligible for benefits under this Restricted Stock Agreement.
24.Entire Agreement. This Restricted Stock Agreement constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreements.
25.Severability. In the event that any provision of this Restricted Stock Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Restricted Stock Agreement and this Restricted Stock Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.
26.Governing Law. This Restricted Stock Agreement shall be construed in accordance with the laws of the State of Florida to the extent federal law does not supersede and preempt Florida law.

27.Miscellaneous Provisions.
a.Not a Part of Salary. The grant of this Restricted Stock is not intended to be a part of the salary of the Employee.
b.Conflicts with Any Employment Agreement. Notwithstanding Paragraph 24 above, if the Employee has an employment or change in control agreement with the Company or any of its subsidiaries (an “Employment Agreement”) which contains different or additional provisions relating to vesting of restricted stock awards, or otherwise conflicts with the terms of this Restricted Stock Agreement, the provisions of the Employment Agreement shall govern.
c.Independent Covenants. The Employee acknowledges that the promises set forth herein by either party are independent of each other and are independent of any other provision in any other agreement between the Employee and the Company and the existence of any claim or cause of action the Employee may have against the Company shall not constitute a defense to enforcement of the Employee’s promises herein. To the extent the topic of any restrictive covenant in Paragraphs 14 through 17 is addressed in an enforceable restrictive covenant agreement between the Employee and the Company, whether effective before or after this Restricted Stock Agreement (the “Restrictive Covenant Agreement”), the parties agree that the terms of such restrictive covenant contained in the Restrictive Covenant Agreement shall apply instead of the corresponding covenant in this Restricted Stock Agreement.
d.Electronic Delivery and Signatures. The Employee hereby consents and agrees to electronic delivery of share(s) of Common Stock, Plan documents, proxy materials, annual reports and other related documents. The Company has established procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan and this Restricted Stock Agreement). The Employee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Employee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.
e.Plan and Prospectus. A copy of the Plan, as well as a prospectus for the Plan, has been provided to the Employee, and the Employee acknowledges receipt thereof.
f.Committee Action. To the extent any provision of this Restricted Stock Agreement provides authority to the Committee or its delegee to act related to a non-ministerial matter, only the Committee may act to the extent such provision applies to an Insider. “Insider” means an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.
28.    Clawback Provision. As a condition of receiving the Restricted Stock, the Employee acknowledges and agrees that the Employee’s rights, payments and benefits with respect to the Restricted Stock or other cash or property received with respect to the Restricted Stock shall be subject to such recovery or clawback as may be required pursuant to any applicable federal or other law or regulation, any applicable listing standard of any national securities exchange or system on which the Common Stock is then listed or reported or the terms of the Company’s Incentive Compensation Clawback Policy or similar policy as may be adopted from time to time by the Board of Directors or the Committee, which could in certain circumstances require repayment or forfeiture of the Restricted Stock or any shares of Common Stock or other cash or property received with respect to the Restricted Stock. To the extent allowed by law and as determined by the Committee, the Employee agrees that such repayment may, in the discretion of the Committee, be accomplished by withholding of future compensation to be paid to the Employee by the Company.
The Employee may reject this Restricted Stock Agreement on the internet hosting website designated by the Company for the Plan during the thirty (30) days following the Grant Date, in which case this Restricted Stock Agreement shall be cancelled and forfeited ab initio. If the Employee does not reject this Restricted Stock Agreement within those thirty (30) days, this Restricted Stock Agreement shall be deemed accepted by the Employee.

    IN WITNESS WHEREOF, this Restricted Stock Agreement has been executed and delivered by the Company.

CHICO’S FAS, INC.

By:     Deidre Richardson
Title:    Vice President – Legal & Corporate Secretary